Exhibit 99.1

MEDIA CONTACT:	Scott Meyerhoff
Goldleaf Financial Solutions, Inc.
678-728-4464
J. Scott Craighead Resigns as Chief Financial Officer
BRENTWOOD, Tenn., Aug. 15, 2007 — Goldleaf Financial Solutions, Inc. (NASDAQ:GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today announced that J. Scott Craighead, Chief Financial Officer, has resigned to pursue opportunities in the private sector. Executive Vice President of Finance & Strategy, Scott Meyerhoff, will assume a substantial portion of Mr. Craighead’s responsibilities and duties until the Company names a new Chief Financial Officer.
“We appreciate the contribution Mr. Craighead has made to the success of Goldleaf. We wish him well as he pursues his interest and opportunities with a private company,” said Lynn Boggs, CEO of Goldleaf. “We have begun a search for Mr. Craighead’s replacement. Due to the growth and opportunities afforded the new Goldleaf, we have had a number of outstanding technology executives approach us, and we would expect to name a new Chief Financial Officer in the near future.”
About Goldleaf
Goldleaf Financial Solutions, Inc., offers a strategic suite of integrated technology and payment processing solutions to community financial institutions. Goldleaf’s products and services enable community financial institutions to succeed in today’s competitive market, solidify their trusted financial relationships, expand their community presence and improve profitability through the efficient use of technology. Goldleaf works with clients through the United States, Caribbean and Central America. For more information about Goldleaf and its set of solutions, please visit the company at www.goldleaf.com.
Safe Harbor Statement
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the ability of the Company to hire a replacement CFO on a timely basis and with the ability of the Company’s suite of products and services to enhance the competitiveness of its clients. These and other risks and uncertainties the company faces are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
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